EXHIBIT 4.3

                              CERTIFICATE OF TRUST
                                       OF
                            TELEBANC CAPITAL TRUST I


         This Certificate of Trust of TeleBanc Capital Trust I is being executed and filed by the undersigned, as trustees, for the purpose of forming a business trust pursuant to the Delaware Business Trust Act (12 Del. C. ss.ss. 3801 et seq.).

         1. The name of the business trust formed hereby is "TeleBanc Capital Trust I" (the "Trust").

         2. Delaware Trustee. The name and business address of the trustee of the Trust that has its principal place of business in the State of Delaware are as follows:

         Wilmington Trust Company
         Rodney Square North
         1100 North Market Street
         Wilmington, Delaware 19890-0001



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         IN WITNESS WHEREOF,  the undersigned,  being all of the trustees of the
Trust, have duly executed this Certificate of Trust.

WILMINGTON TRUST COMPANY
         as Delaware Trustee

By:      /s/      Norma P. Closs
         -------------------------
         Name: Norma P. Closs


By:      /s/      David Smilow
         -------------------------
         Name: David Smilow
         as Administrative Trustee


By:      /s/      Aileen Lopez Pugh
         --------------------------
         Name: Aileen Lopez Pugh
         as Administrative Trustee


By:      /s/      Mitchell Caplan
         --------------------------
         Name: Mitchell Caplan
         as Administrative Trustee